Exhibit 99.1

Contact: Larry J. Miller
March 27, 2014	717 747-1519
ir@peoplesbanknet.com

codorus valley bancorp, inc.

SUCCESSFULLY COMPLETES sale of $13 MILLION of COMMON STOCK

For Immediate Release:

York, PA – Codorus Valley Bancorp, Inc. (the “Company”) (NASDAQ: CVLY) announced today that it has completed a private placement with institutional and selected accredited investors of 650,000 shares of common stock at a purchase price of $20.00 per share, for gross proceeds of $13 million.  Sandler O’Neill + Partners, L.P. acted as the sole placement agent for the offering.

“We intend to use the net proceeds from the private placement to redeem approximately $12.5 million of the $25 million in outstanding shares of our preferred stock held by the United States Department of the Treasury under the Treasury’s Small Business Lending Fund Program, and for general corporate purposes. This is further to our proactive strategy to, over time, exit the program prior to a significant and mandatory future increase in the preferred stock dividend rate,” said Larry J. Miller, Vice Chairman, President and Chief Executive Officer of the Company.

Additional Information Regarding the Transaction

The securities offered in the transactions discussed above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be offered or sold except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to the terms of a registration rights agreement entered into with the purchasers, the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities sold in the offering. Any offering of the Company’s securities under the resale registration statement referred to above will be made only by means of a prospectus.

This release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Codorus Valley Bancorp, Inc.

Codorus Valley Bancorp, Inc. is the largest independent financial services holding company headquartered in York, Pennsylvania. Codorus Valley primarily operates through its financial services subsidiary, PeoplesBank, a Codorus Valley Company, comprised currently of twenty financial centers located throughout York County, Pennsylvania and in Hunt Valley, Bel Air and Westminster, Maryland. In addition to a full range of business and consumer banking services, the company also offers mortgage banking, wealth management, and real estate settlement services. Additional information is available on the bank’s website at www.peoplesbanknet.com. The Company’s common stock is listed on the NASDAQ Global Market under the symbol CVLY.

Forward-looking statements

Codorus Valley Bancorp, Inc. has made forward-looking statements in this Press Announcement. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of the corporation and its subsidiaries. When words such as “believes,” “expects,” “anticipates,” or similar expressions occur in this Press Announcement, the Company is making forward-looking statements. Note that many factors could affect the future financial results of the corporation and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in the forward-looking statements contained in this Press Announcement. Those factors include, but are not limited to: credit risk, changes in market interest rates, competition, economic downturn or recession, and government regulation and supervision. The Company undertakes no obligation to update or revise any forward-looking statements.